Exhibit 99.1

HeartCore Announces Strategic Transfer of 51% Equity Interest in HeartCore Luvina Vietnam to Luvina Software

Transaction supports portfolio optimization while strengthening HeartCore’s focus on the Go IPO business and financial services-related growth initiatives

NEW YORK and TOKYO, August 7, 2026 (GLOBE NEWSWIRE) – HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or the “Company”), an IPO consulting services company based in Tokyo, has entered into an agreement to transfer its entire 51% equity interest in HeartCore Luvina Vietnam Company Limited (“HCLV”), the Company’s Vietnam-based software development joint venture, to Luvina Software Joint Stock Company (“Luvina”), HeartCore’s existing joint venture partner who holds the remaining 49% equity interest in HCLV, for JPY 29,000,000 (approximately $184,093).

The transaction is part of HeartCore’s ongoing business portfolio optimization strategy and supports concentration of management’s resources and capital on HeartCore’s Go IPO consulting and financial services-related business initiatives. By transferring HCLV to Luvina, a partner with deep local operating knowledge and a long-standing relationship with the business, HeartCore believes the transaction provides a constructive path for HCLV’s continued operations.

HeartCore CEO, Sumitaka Kanno, commented, “This transaction advances our ongoing effort to optimize HeartCore’s business portfolio and sharpen our focus on the opportunities where we believe we can create the greatest value. HCLV has been an important joint venture for the Company, and we believe transferring our interest to Luvina provides a practical and positive path for the business, while allowing HeartCore to concentrate its resources on its Go IPO business and financial services-related growth initiatives. We remain committed to disciplined capital allocation, operational focus, and the continued development of our Go IPO business and financial services-related business initiative. We believe this transaction supports those priorities and helps simplify our structure as we pursue long-term growth.”

About HeartCore Enterprises, Inc.

HeartCore Enterprises, Inc. is headquartered in Tokyo, Japan, and is a leading consulting services company providing U.S. market listing support and related advisory services primarily to Japanese corporate clients. For more information, please visit https://heartcore-enterprises.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include, but are not limited to, statements regarding the expected benefits of the HCLV equity interest transfer, the anticipated impact of the transaction on HeartCore’s financial profile, operating structure, strategic focus, future business priorities, and growth opportunities.

Forward-looking statements are subject to risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the satisfaction of closing conditions, receipt of the transfer price, completion of applicable Vietnamese corporate and foreign investment procedures, tax filings and payments, accounting treatment, foreign exchange effects, and other factors discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

John Yi and Steven Shinmachi

HTCR@gateway-grp.com

(949) 574-3860